UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2019

GENERATION NEXT FRANCHISE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55164	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Financial Court, Suite 100, Diego, California 92117

(Address of Principal Executive Offices)

858-210-4200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02 Apppiontment of Directors

September 5, 2019, Generation Next Franchise Brands, Inc. (“Company”) announced the appointment of Thomas McChesney to the Board of Directors to serve as an independent member of the Board.

Thomas McChesney, 73, spent his entire career working with emerging growth companies. He began as an OTC trader with both local and national brokerage firms and joined Paulson Investment Company in the OTC trading department. During the 1980’s, Paulson Investment began an investment banking arm of which Mr. McChesney became a part. From 1980 to 1995 when he resigned from the firm, he had a series of promotions from sales manager to Senior Vice President and eventually was named President in 1993. While at Paulson, Mr. McChesney also served on the Board of Directors for the NASDAQ listed holding company. After retiring from Paulson, Tom formed his own investment banking division of a small Portland firm where he consulted and helped companies raise capital for 8 years.

Mr. McChesney has served on the boards of numerous companies over the years and has consulted with many others. In 1995 he joined the Board of a small temporary staffing company, Labor Ready, where he led a $2 million equity financing for the bulletin board listed company. He remained on the board of Labor Ready for 21 years until retiring in March, 2017. He chaired the compensation committee for a number those years. Today, Labor Ready is known as TrueBlue and is a $3 billion revenue company listed on the NYSE. From 2014 to 2018 Mr. McChesney was chairman of the consulting and investment firm Whitestone Investment, LLC, and from 2016 to 2018 he was an independent director of ImpactFlow, an online fund raising platform. Mr. McChesney also worked with Veana Therapeutics, Inc., a private biotechnology company, as a consultant from 2017 to 2019.

Item 5.02 Appointment of Certain Officers

The Company also announced that it has appointed Ryan Polk, 51, as interim Chief Executive Officer of the Company to succeed Nicholas Yates. Mr. Polk has been the CFO of the Company since March of 2019 and has held President, CFO, and COO positions with founder and private equity owned consumer products companies with revenues above $150 million. Before joining the Company, Mr. Polk served as the CFO and COO of Cellpoint Corporation whose principal business was the reclamation and recycling of Apple and Samsung mobile device parts for the major US mobile network operators. The previous six years, he filled executive roles in the portfolio companies owned by LDI, a family office based in Indianapolis. LDI actively managed investments in distribution, light manufacturing, and supply chain management. He led the mergers and acquisition team for LDI as well. Mr. Polk also served as the VP Corporate FP&A for Brightpoint, a publicly traded, Fortune 100 mobile device logistics company, based in Indianapolis prior to its sale to Ingram Micro. He has 18 consecutive years of experience working with international employees, customers, and suppliers.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Generation Next Franchise Brands, Inc.

Date: September 5, 2019	By:	/s/ Ryan Polk
Ryan Polk
Chief Executive Officer

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